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                                                                 EXHIBIT (c)(10)

                                 June 30, 1997


First of Michigan Capital Corporation
100 Renaissance Center
26th Floor
Detroit, Michigan 48243

Gentlemen:

     I hereby confirm my consent to serving as a director of First of Michigan Capital Corporation (the 'Company') if elected or appointed to its Board of Directors, to being named in the filings by the Company, (including the Information Statement prepared in accordance with Rule 14f-1 under the Securities Exchange Act of 1934), and to the filing of this consent therewith.

                                          Sincerely,


                                          /s/ A. Winn Oughtred
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